Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Amendment No. 1 to Form S-4 our report dated March 1, 2021, relating to our audit of the consolidated financial statements as of and for the years ended December 31, 2020 and 2019 appearing in the Annual Report on Form 10-K of Akers Biosciences, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Morison Cogen LLP
Blue Bell, Pennsylvania

March 19, 2021